Exhibit 1.1

6,000,000 Common Units

BREITBURN ENERGY PARTNERS L.P.

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October 3, 2006

RBC Capital Markets Corporation

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o RBC Capital Markets Corporation

One Liberty Plaza, 165 Broadway

New York, New York 10006

Ladies and Gentlemen:

BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell 6,000,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (the “Common Units”).  In addition, the Partnership proposes to grant to the underwriters named in Schedule I hereto (the “Underwriters”) an option to purchase up to 900,000 additional Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”).  The Firm Units and any Option Units purchased are hereinafter collectively called the “Units.”  This is to confirm the agreement among the Partnership, BreitBurn GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), BreitBurn Energy Company L.P., a Delaware limited partnership (“BreitBurn Energy”), and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

The Partnership, the General Partner, BreitBurn Operating L.P., a Delaware limited partnership (the “Operating LP”), BreitBurn Operating GP LLC, a Delaware limited liability company and the general partner of the Operating LP (the “OLP GP”), and the BreitBurn Subsidiaries (as defined below) are hereinafter referred to collectively as the “BreitBurn MLP Parties.”  BreitBurn Energy, BreitBurn Management Company LLC, a Delaware limited liability company (“BMC”), BreitBurn Energy Corporation, a California corporation (“BEC”), Pro GP Corp., a Delaware corporation (“Pro GP”), Pro LP Corp., a Delaware corporation (“Pro LP”), and the BreitBurn MLP Parties are hereinafter referred to collectively as the “BreitBurn Parties.”  Phoenix Production Company, a Wyoming corporation (“Phoenix”), Preventive Maintenance Service LLC, a Colorado limited liability company (“Preventive Maintenance Services”), Alamitos Company LLC, a Delaware limited liability company (“Alamitos LLC”), and Alamitos Company, a California corporation (“Alamitos Company”), are each referred to as a “BreitBurn Subsidiary” and collectively, as the “BreitBurn Subsidiaries” as described in more detail on Schedule II hereto.

On or prior to the Initial Delivery Date (as hereinafter defined), the Partnership and the other parties thereto will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”).  The transactions contemplated by the Contribution Agreement, including without limitation the public offering of the Firm Units contemplated hereby (the “Offering”), are referred to as the “Transactions.”  In connection with the Transactions, the parties to the Transactions entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively with the Contribution Agreement, the “Contribution Documents”).

The following additional transactions will occur substantially contemporaneously with the Initial Delivery Date:

1.             The Partnership, the Operating LP, the General Partner and BMC will enter into an Administrative Services Agreement (the “Administrative Services Agreement”) pursuant to which BMC will operate the Partnership’s assets and perform other administrative services for the Partnership;

2.             The Partnership, the General Partner, BreitBurn Energy, Pro GP and Provident Energy Trust, an open-ended unincorporated investment trust created under the laws of Alberta, Canada (“Provident”), will enter into an Omnibus Agreement (the “Omnibus Agreement”), which will set forth certain agreements with respect to conflicts of interest; and

3.             The Operating LP will enter into a $400 million credit facility with a $90 million initial borrowing base (the “Credit Facility”) with Wells Fargo Bank, National Association, and a syndicate of financial institutions.

The “Transaction Documents” shall mean the Contribution Documents, the Administrative Services Agreement, the Omnibus Agreement and the Credit Facility.  The “Organizational Documents” shall mean the partnership agreement of the partnership (the “Partnership Agreement”), the limited liability company agreement of the General Partner (the “GP LLC Agreement”), the limited liability company agreement of BMC (the “BMC LLC Agreement”), the limited liability company agreement of the OLP GP (the “OLP GP Agreement”), the partnership agreement of the Operating LP (the “OLP Agreement”), the limited liability company agreements of Preventive Maintenance Service and Alamitos LLC (collectively, the “Subsidiary LLC Agreements”), and the corporate charters of Alamitos Company and Phoenix (collectively, the “Subsidiary Charters”).  The “Operative Agreements” shall mean the Transaction Documents and the Organizational Documents collectively, other than the Subsidiary Charters.

The Partnership, the General Partner and BreitBurn Energy wish to confirm as follows their agreement with you in connection with the purchase of the Units from the Partnership by the Underwriters.

1.             Representations, Warranties and Agreements of the Partnership and the General Partner.  The Partnership and the General Partner, jointly and severally represent, warrant and agree that:

(a)           Registration; Definitions; No Stop Order.  A registration statement (Registration No. 333-134049) on Form S-1 relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives of the Underwriters (the “Representatives”).  As used in this Agreement:

(i)            “Applicable Time” means 6:00 p.m. (New York City time) on the date of this Agreement;

(ii)           “Effective Date” means each date and time as of which such registration statement, any post-effective amendment or amendments thereto and any registration statement or amendments thereto filed pursuant to Rule 462(b) relating to the offering of the Units was or is declared effective by the Commission;

(iii)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed with the Commission by the Partnership on or before the Applicable Time and the information set forth on Schedule IV hereto, and “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.

(vi)          “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)         “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the BreitBurn MLP Parties, threatened by the Commission.

(b)           Partnership Not an “Ineligible Issuer.”  The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405).

(c)           Registration Statement and Prospectus Conform to the Requirements of the Securities Act.  The Registration Statement conformed when filed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The Preliminary Prospectus conformed when filed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.

(d)           No Material Misstatements or Omissions in Registration Statement.  The Registration Statement did not, as of the Effective Date or at the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)           No Material Misstatements or Omissions in Prospectus.  The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)            No Material Misstatements or Omissions in Pricing Disclosure Package.  The Pricing Disclosure Package and each bona fide electronic road show, as that term is defined in Rule 433(h)(5) under the Securities Act, taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each of the statements made by the Partnership in the most recent Preliminary Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration

Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Securities Act, including any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.  Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g)           No Material Misstatements or Omissions in Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements, any filing requirements and any record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(i)            Formation and Qualification.  Each of the BreitBurn Parties has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization with full power and authority necessary to enter into the Transaction Documents to which it is a party.  Each of the BreitBurn MLP Parties has full power and authority necessary to own or lease its properties to be owned or leased at the Initial Delivery Date, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Initial Delivery Date, in each case in all material respects as described in the most recent Preliminary Prospectus.  Each of the BreitBurn MLP Parties and BMC is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not (i) in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business or prospects of the

BrietBurn MLP Parties taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability.

(j)            Power and Authority to Act as a General Partner.  Each of the General Partner and the OLP GP has, and as of each Delivery Date will have, full limited liability company power and authority to act as general partner of the Partnership and the Operating LP, respectively, in all material respects as described in the Registration Statement and Prospectus.

(k)           Ownership of BMC.  At the Initial Delivery Date, BEC will own 4.45% of the issued and outstanding membership interests in BMC; Pro LP will own 95.15% of the issued and outstanding membership interests in BMC; and Pro GP will own .4% of the issued and outstanding membership interests in BMC.  Such membership interests will have been duly authorized and validly issued in accordance with the BMC LLC Agreement and will be fully paid (to the extent required by the BMC LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and BEC, Pro LP and Pro GP will own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims, other than those created by or arising under the Delaware LLC Act.

(l)            Ownership of the General Partner.  At the Initial Delivery Date, BMC will own 100% of the issued and outstanding membership interests in the General Partner.  Such membership interests will have been duly authorized and validly issued in accordance with the GP LLC Agreement and will be fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and BMC will own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims, other than those created by or arising under the Delaware LLC Act.

(m)          Ownership of the General Partner Interest in the Partnership.  At each Delivery Date, the General Partner will be the sole general partner of the Partnership and will have a 2% interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims, other than those created by or arising under the Delaware LLC Act.

(n)           Ownership of the Sponsor Units.  At the Initial Delivery Date, after giving effect to the Transactions, Pro GP will own 63,903 Common Units, Pro LP will own 15,201,013 Common Units, and BEC will own 710,842 Common Units (collectively, the “Sponsor Units”).  Such limited partner interests will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).  Pro GP, Pro LP and BEC will own their respective Sponsor Units free and clear of all liens, encumbrances, security interests, charges or claims, other than those created by or arising under the Delaware LP Act or any credit facilities to which Pro GP, Pro LP or BEC is a party.

(o)           Ownership of the OLP GP by the Partnership.  At each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole member of the OLP GP and will own 100% of the issued and outstanding membership interests in the OLP GP; such membership interests will be duly authorized and validly issued in accordance with the OLP GP Agreement and will be fully paid (to the extent required under the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims, other than those created by or arising under the Delaware LLC Act or the Credit Facility.

(p)           Ownership of the General Partner Interests in the Operating LP.  At each Delivery Date, the OLP GP will be the general partner of the Operating LP and will own a 0.001% general partner interest; such general partner interest will be duly authorized and validly issued in accordance with the OLP Agreement; and the OLP GP will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims, other than those created by or arising under the Delaware LP Act, the OLP Agreement or the Credit Facility.

(q)           Ownership of the Limited Partner Interests in the Operating LP.  At each Delivery Date, after giving effect to the Transactions, the Partnership will own a 99.999% limited partner interest in the Operating LP; such interest will be duly authorized and validly issued in accordance with the OLP Agreement and will be fully paid (to the extent required under the OLP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Partnership will own such interest free and clear of all liens, encumbrances, security interests, charges or claims, other than those created by or arising under the Delaware LP Act or the Credit Facility.

(r)            Ownership of the BreitBurn Subsidiaries.  At each Delivery Date, after giving effect to the Transactions, the Operating LP will own 100% of the outstanding capital stock or membership interests, as the case may be, in each of the BreitBurn Subsidiaries; such stock or membership interests will be duly authorized and validly issued in accordance with the applicable Subsidiary LLC Agreement or Subsidiary Charter and will be fully paid (with respect to Preventative Maintenance Service LLC and Alamitos Company LLC, to the extent required under the applicable Subsidiary LLC Agreement) and nonassessable (with respect to Preventative Maintenance Service LLC and Alamitos Company LLC, except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating LP will own such stock or membership interests free and clear of all liens, encumbrances, security interests, charges or claims other than those created by or arising under the Delaware LLC Act or the Credit Facility.

(s)           No Other Subsidiaries.  Except as disclosed above and other than its ownership of its general partner interest in the Partnership, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. After giving effect to the Transactions, other than its ownership of 100% of the OLP GP and 99.999% of the Operating LP, the Partnership does not directly own, and at each Delivery Date will not directly own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t)            Capitalization.  At the Initial Delivery Date, after giving effect to the Transactions, the issued and outstanding Common Units of the Partnership will consist of 21,975,758 Common Units (including 15,975,758 Sponsor Units).  Other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued or outstanding at each Delivery Date.

(u)           Valid Issuance of the Units.  At the Initial Delivery Date, there will be issued and sold to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the Initial Delivery Date); at the Initial Delivery Date or the Option Unit Delivery Date (as defined in Section 2 hereof), as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partners interests represented thereby, will be duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(v)           No Preemptive Rights, Registration Rights or Options.  Except as identified in the most recent Preliminary Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the BreitBurn MLP Parties or (ii) outstanding options or warrants to purchase any securities of the BreitBurn MLP Parties.  Except for such rights that have been waived or as described in the most recent Preliminary Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the BreitBurn MLP Parties.

(w)          Authority and Authorization.  The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.  At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the BreitBurn Parties or any of their respective unitholders, stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the Sponsor Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.

(x)            Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized and validly executed and delivered by each of the Partnership, the General Partner and BreitBurn Energy.

(y)           Authorization, Execution, Delivery and Enforceability of Certain Agreements.  At or before the Initial Delivery Date:

(i)            The Transaction Documents will have been duly authorized, executed and delivered by each of the BreitBurn Parties that are parties thereto and each will be a valid and legally binding agreement of such parties thereto, enforceable against such parties in accordance with its terms;

(ii)           the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner as the general partner and by Pro GP, Pro LP and BEC as limited partners, and will be a valid and legally binding agreement of each of the General Partner, Pro GP, Pro LP and BEC, enforceable against each of the General Partner, Pro GP, Pro LP and BEC in accordance with its terms;

(iii)          the BMC LLC Agreement will have been duly authorized, executed and delivered by Pro GP, Pro LP and BEC and will be a valid and legally binding agreement of each of Pro GP, Pro LP and BEC, enforceable against each of Pro GP, Pro LP and BEC in accordance with its terms;

(iv)          the GP LLC Agreement will have been duly authorized, executed and delivered by BMC and will be a valid and legally binding agreement of BMC, enforceable against BMC in accordance with its terms;

(v)           the OLP GP Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(vi)          the OLP Agreement will have been duly authorized, executed and delivered by the OLP GP as the general partner and by the Partnership as the limited partner, and will be a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against each of the OLP GP and the Partnership in accordance with its terms; and

(vii)         each of the Subsidiary LLC Agreements will be a valid and legally binding agreement of the Operating LP, enforceable against the Operating LP in accordance with their respective terms.

provided that, with respect to each agreement described in this Section 1(y), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization,

moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z)            Sufficiency of the Contribution Documents.  The Contribution Documents will be legally sufficient to transfer or convey to the Operating LP all properties not already held by it that are, individually or in the aggregate, required to enable the Operating LP to conduct its operations in all material respects as contemplated by the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in most recent Preliminary Prospectus and the Prospectus.  The Operating LP, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.

(aa)         No Conflicts.  None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the BreitBurn Parties that are parties thereto or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) or the fulfillment of the terms hereof or thereof, conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the BreitBurn MLP Parties or BreitBurn Energy pursuant to (x) the Organizational Documents, (y) the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the BreitBurn MLP Parties or BreitBurn Energy is a party or by which any of them or any of their respective properties may be bound or (z) any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the BreitBurn MLP Parties or BreitBurn Energy or any of their properties or assets, except, in the case of clauses (y) and (z), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the BreitBurn Parties to perform their obligations under this Agreement or the Operative Agreements to which they are parties.

(bb)         No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the BreitBurn Parties or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the BreitBurn Parties that are parties thereto or the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Delivery Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) as disclosed in the most recent Preliminary Prospectus.

(cc)         No Defaults.  None of the BreitBurn MLP Parties is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the BreitBurn MLP Parties or any of their properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the BreitBurn MLP Parties to perform their obligations under this Agreement. To the knowledge of the BreitBurn MLP Parties, no third party to an agreement or instrument to which any of the BreitBurn MLP Parties is a party or by which any of them is bound or to which any of their properties is subject, is in default under such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(dd)         Conformity of Units to Description in the Most Recent Preliminary Prospectus and Prospectus.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and Prospectus.

(ee)         No Integration.  The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(ff)           No Material Adverse Change.  None of the BreitBurn MLP Parties or BreitBurn Energy has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of any of the BreitBurn MLP Parties or BreitBurn Energy or any material adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of any of the BreitBurn MLP Parties taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Since the date of the latest audited financial statements included in the Prospectus, none of the BreitBurn MLP Parties or BreitBurn Energy has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the BreitBurn MLP Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(gg)         Conduct of Business.  Since the date as of which information is given in the most recent Preliminary Prospectus, none of the BreitBurn MLP Parties or BreitBurn Energy has (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared, paid or made any dividend or distribution on any class of security other than monthly distributions of BreitBurn Energy to its partners in the regular course of business consistent with past practice.

(hh)         Financial Statements.  The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus (or any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The summary historical and pro forma financial and operating data included in the most recent Preliminary Prospectus (and any amendment or supplement thereto) under the caption “Summary—Summary Historical and Pro Forma Consolidated Financial and Operating Data” and the selected historical and pro forma financial and operating data set forth under the caption “Selected Historical and Pro Forma Consolidated Financial Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived.

(ii)           Pro Forma Financial Statements.  The pro forma financial statements included in the most recent Preliminary Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the applicable requirements of Regulation S-X.  The assumptions used in the preparation of such pro forma financial statements are, in the opinion of management of BreitBurn Energy, reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(jj)           Statistical and Market-Related Data.  The statistical and market-related data included under the captions “BreitBurn Energy Partners L.P.,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the most recent Preliminary Prospectus are based on or derived from sources that the BreitBurn MLP Parties and BreitBurn Energy believe to be reliable and accurate in all material respects.

(kk)         Independent Public Accountants.  Pricewaterhouse Coopers LLP, who has certified certain consolidated financial statements of BreitBurn Energy, the General

Partner and the Partnership included in the most recent Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to such entities as required by the Securities Act and the Rules and Regulations.

(ll)           Independent Public Accountants.  Hein & Associates LLP, who has certified certain consolidated financial statements of BreitBurn Energy included in the most recent Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to BreitBurn Energy as required by the Securities Act and the Rules and Regulations.

(mm)       Reserve Engineers.  Netherland, Sewell and Associates, Inc. (the “Reserve Engineers”), whose reserve evaluations are referenced or appear, as the case may be, in the Prospectus were, as of December 31, 2005, and are, as of the date hereof, independent engineers with respect to the BreitBurn Parties; and the historical information underlying the estimates of the reserves of BreitBurn MLP Parties supplied to the Reserve Engineers for purposes of preparing the reserve reports referenced in the Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sale prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development and working interest and net revenue information relating to ownership interests in properties, was true and correct in all material respects in accordance with customary industry practice on the date that each such Reserve Report was prepared.

(nn)         Title to Properties.  At each Delivery Date, each of BreitBurn MLP Parties will have (1) good and defensible title to all of the oil and gas properties described in the most recent Preliminary Prospectus and the Prospectus, (2) good and marketable title to all other property owned by the BreitBurn MLP Parties and (3) good title to all personal property owned by the BreitBurn MLP Parties, in each case, free and clear of all liens, encumbrances and defects, except (i) as described in most recent Preliminary Prospectus and the Prospectus, (ii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iii) liens and encumbrances under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (iv) liens arising under or permitted by the Credit Facility or (v) liens, encumbrances and defects that do not, individually or in the aggregate, materially affect the value of such properties, taken as a whole, or materially interfere with the use made or proposed to be made of such properties, taken as a whole, by the BreitBurn MLP Parties; and any real property and buildings held under lease by the BreitBurn MLP Parties are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the BreitBurn MLP Parties.

(oo)         Insurance.  The BreitBurn Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the BreitBurn Parties has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(pp)         Investment Company.  None of the BreitBurn MLP Parties is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(qq)         Litigation.  Except as described in the most recent Preliminary Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the BreitBurn Parties, threatened, to which any of the BreitBurn Parties is or may be a party or to which the business or property of any of the BreitBurn Parties is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the BreitBurn Parties is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(rr)           Legal Proceedings or Contracts to be Described or Filed.  Statements made in the most recent Preliminary Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.  Each contract, document or other agreement described in the Registration Statement or the most recent Preliminary Prospectus is in full force and effect and is valid and enforceable by and against the BreitBurn MLP Parties, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ss)         Certain Relationships and Related Transactions.  Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among any of the BreitBurn MLP Parties, on the one hand, and the directors, officers, shareholders, partners, members, customers or suppliers of any of the BreitBurn MLP

Parties, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(tt)           No Labor Dispute.  No labor disturbance by the employees of any of the BreitBurn Parties exists or, to the knowledge of the BreitBurn MLP Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(uu)         ERISA.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which any of the BreitBurn MLP Parties would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the material requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no Plan is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code; (iii) none of the BreitBurn MLP Parties or any member of the Controlled Group of any of the BreitBurn MLP Parties has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified in form and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(vv)         Tax Returns.  Each of the BreitBurn Parties has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the BreitBurn Parties, nor do any of the BreitBurn MLP Parties have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ww)       Books and Records; Accounting Controls.  Each of the BreitBurn MLP Parties (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xx)          Sarbanes-Oxley Act of 2002.  Except as described in the most recent Preliminary Prospectus, there is and has been no failure on the part of any of the BreitBurn MLP Parties or any of their respective directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(yy)         Permits.  Each of the BreitBurn MLP Parties and BreitBurn Energy has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such permits which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the BreitBurn MLP Parties and BreitBurn Energy has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the most recent Preliminary Prospectus, none of such permits contains any restriction that is materially burdensome to the BreitBurn MLP Parties considered as a whole.

(zz)          Environmental Compliance.  Each of the BreitBurn MLP Parties and BreitBurn Energy (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.  In the ordinary course of business, the BreitBurn MLP Parties and BreitBurn Energy periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which the BreitBurn MLP Parties and BreitBurn Energy identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the BreitBurn MLP Parties and BreitBurn Energy have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(aaa)       Directed Units Sales.  None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 4) will be offered or sold outside of the United States.  The Partnership has not offered, or caused the Representatives to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any of the BreitBurn Parties or the BreitBurn Subsidiaries to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any of the BreitBurn Parties or the BreitBurn Subsidiaries, or their respective businesses or products.

(bbb)      No Distribution of Other Offering Materials.  None of the BreitBurn Parties has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 4(a)(v) and, in connection with the Directed Unit Program described in Section 4, the enrollment materials prepared by the Representatives.

(ccc)       Market Stabilization.  The Partnership has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership or to facilitate the sale or resale of the Units.

(ddd)      Listing on the NASDAQ Global Select Market.  The Units have been approved to be listed on the NASDAQ Global Select Market, subject to official notice of issuance.

Any certificate signed by any officer of the BreitBurn Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2.             Representations, Warranties and Agreements of BreitBurn Energy with respect to Provident.  BreitBurn Energy represents, warrants and agrees with respect to Provident as follows:

(a)           at or before the Initial Delivery Date, the Omnibus Agreement will have been duly authorized, executed and delivered by Provident and will be a valid and legally binding agreement of Provident, enforceable against Provident in accordance with its terms, provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and

(ii) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing; and

(b)           none of the execution, delivery and performance of the Omnibus Agreement by Provident or the consummation of any of the transactions contemplated by the Omnibus Agreement or the fulfillment of the terms thereof conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of Provident pursuant to (x) any organizational documents of Provident, (y) the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Provident is a party or by it or any of its properties may be bound or (z) any statute, law, rule or regulation of the Province of Alberta or any federal Canadian law or any judgment, order, injunction or decree of any provincial court in the Providence of Alberta or Canadian federal court, governmental agency or body or arbitrator having jurisdiction over Provident or any of its properties or assets, except, in the case of clauses (y) and (z), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of Provident to perform its obligations under this Agreement or the Omnibus Agreements.

3.             Purchase of the Units by the Underwriters.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Partnership agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $17.205 per unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.  The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

(b)           Payment for the Firm Units to be sold hereunder is to be made in New York Clearing House funds by Federal (same day) against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on October 10, 2006 or at such other time and date not later than five business days thereafter as the Representatives and the Partnership shall agree upon, such time and date being herein referred to as the “Initial Delivery Date.”  As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters to purchase the Option Units at the price per unit as set forth in the first paragraph of this Section.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Initial Delivery Date or (ii) only once thereafter within 30 days after the date of this Agreement, by the Representatives of the several Underwriters, to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option, the names and denominations in which the Option Units are to be registered and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Units are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Initial Delivery Date (each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date,” and the Initial Delivery Date and any Option Delivery Date are sometimes each referred to as a “Delivery Date”).  If the date of exercise of the option is three or more days before the Initial Delivery Date, the notice of exercise shall set the Initial Delivery Date as the Option Unit Delivery Date.  The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by the Representatives in such manner as to avoid fractional Units.  The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters.  The Representatives of the several Underwriters may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Partnership.  To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Unit Delivery Date in Federal (same day) funds through the facilities of The Depository Trust Company in New York, New York, drawn to the order of the Partnership.

4.             Offering of Units by the Underwriters.

(a)           Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

(b)           It is understood that 160,200 Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) to certain officers, directors and employees of the General Partner and its affiliates and persons associated with the Partnership who have heretofore delivered to the Representatives offers to purchase Firm Units in form satisfactory to the Representatives (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by the Representatives from the Partnership; provided that under no circumstances will the Representatives or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program.  It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 12:00 p.m., Pacific Time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the most recent Preliminary Prospectus.

(c)           The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

5.             Further Agreements of the Partnership and the General Partner.

(a)           Each of the Partnership and the General Partner, jointly and severally, covenants and agrees to cause the Partnership:

(i)            Preparation of Prospectus and Registration Statement.  To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time period prescribed by the rule; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)           Signed Copies of Registration Statement.  To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)          Copies of Documents to Underwriters.  To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto, (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv)          Filing of Amendment or Supplement.  To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(v)           Issuer Free Writing Prospectus.  Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(vi)          Reports to Security Holders.  As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(vii)         Qualifications.  Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(viii)        Lock-Up Period; Lock-Up Letters.  For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell or otherwise dispose of any other Common Units or securities convertible into or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, option plans or other employee compensation plans), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause the executive officers and directors of the General Partner to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units, including without limitation to Provident and its affiliates, as payment of any part of the purchase price for businesses that are acquired by the Partnership from Provident and its affiliates or any third party; provided, that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(a)(viii) for the remaining term of the Lock-Up Period; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5(a)(viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing;

(ix)           Application of Proceeds.  To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus; and

(x)            Directed Unit Program.  In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus, and the Representatives will notify the Partnership as to which Directed Unit Participants will need to be so restricted.  At the request of the Representatives, the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(b)           Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”).

6.             Costs and Expenses.  Each of the Partnership, the General Partner and BreitBurn Energy covenants and agrees, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Partnership will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (e) services provided by the transfer agent or registrar; (f) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (g) any required review by the NASD of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters); (h) the inclusion of the Units on The NASDAQ Global Select Market or any other exchange; (i) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(vii)) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (j) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (k) the investor presentations on any

“road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the General Partner and half of the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Units made by the Underwriters, but excluding any transfer taxes on the Units which they may sell.

7.             Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership, the General Partner and BreitBurn Energy contained herein, to the performance by the Partnership, the General Partner and BreitBurn Energy of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)           No Underwriter shall have discovered and disclosed to any of the BreitBurn Parties on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e)           Each of Latham & Watkins LLP, Bright & Brown, Ballard Spahr Andrews & Ingersoll, LLP and Throne Law Office shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f)            Macleod Dixon LLP, Canadian counsel for Provident, shall have furnished to the Representatives its written opinion, as counsel to Provident, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(g)           You shall have received on each Delivery Date a letter from the Reserve Engineers in form and substance satisfactory to the Representatives confirming certain matters concerning their engagement and the use of their Reserve Reports and information derived from their Reserve Reports in the Prospectus.

(h)           You shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)            At the time of execution of this Agreement, the Representatives shall have received from Pricewaterhouse Coopers LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)            With respect to the letter of Pricewaterhouse Coopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “Initial Letter”), the Partnership shall have furnished to the Representatives a letter (the “Bring-down Letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in their initial letter.

(k)           The Partnership and the General Partner shall have furnished to the Representatives a certificate, dated such Delivery Date, signed on behalf of the Partnership by (1) each of the Co-Chief Executive Officers of the General Partner; and (2) the Chief Financial Officer of the General Partner, stating that:

(i)            The representations, warranties and agreements of the Partnership and the General Partner in Section 1 are true and correct on and as of such Delivery Date, and that each of the Partnership and the General Partner has complied with all of its respective agreements contained herein and satisfied all of the respective conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)          They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and nothing has come to their attention that would lead them to believe, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did or do contain any untrue statement of a material fact and did or do omit to state a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, or (B) since the Effective Date, an event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(l)            BreitBurn Energy shall have furnished to the Representatives a certificate, dated such Delivery Date, signed on behalf of BreitBurn Energy by a duly authorized officer, stating that the representations, warranties and agreements of BreitBurn Energy  in Section 2 are true and correct on and as of such Delivery Date.

(m)          Except as described in the most recent Preliminary Prospectus, (i) none of the BreitBurn MLP Parties or BreitBurn Energy shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or long-term debt of any of the BreitBurn MLP Parties or BreitBurn Energy or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, equity, properties, management, business or prospects of the BreitBurn MLP Parties taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Global Select Market or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o)           The Units shall have approved to be listed on The NASDAQ Global Select Market, subject to official notice of issuance.

(p)           The Lock-Up Agreements between the Representatives and each of the parties set forth on Schedule III and, in the case of each participant in the Directed Unit Program, the lock-up agreement contained in the Directed Unit Program materials, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.             Indemnification and Contribution.

(a)           Each of the Partnership, the General Partner and BreitBurn Energy, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Partnership, the General Partner and BreitBurn Energy shall reimburse each indemnified party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, or in responding to a subpoena or governmental inquiry related to the offering of the Units, whether or not such Underwriter, director, officer, employee or controlling person is a party to any action or proceeding, as such expenses are incurred; provided, however, that the Partnership, the General Partner and BreitBurn Energy shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.  The foregoing indemnity agreement is in addition to any liability which the Partnership, the General Partner and BreitBurn Energy may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership, the General Partner and BreitBurn Energy, their respective officers and employees, each of their respective directors and managers, and each person, if any, who controls any of the Partnership, the General Partner or BreitBurn Energy within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any of the Partnership, the General Partner or BreitBurn Energy or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free

Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Partnership, the General Partner or BreitBurn Energy or any such director, manager, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Partnership, the General Partner and BreitBurn Energy under this Section 8 if (i) the Partnership, the General Partner, BreitBurn Energy and the Underwriters shall have so mutually agreed; (ii) Partnership, the General Partner and BreitBurn Energy have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Partnership, the General Partner or BreitBurn Energy; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Partnership, the General Partner and BreitBurn Energy, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Partnership, the General Partner and BreitBurn Energy.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, the General Partner and BreitBurn Energy, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, the General Partner and BreitBurn Energy, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership, the General Partner and BreitBurn Energy, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership, the General Partner and BreitBurn Energy or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Partnership, the General Partner, BreitBurn Energy and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters severally confirm and each of the Partnership, the General Partner and BreitBurn Energy acknowledges and agrees that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of, the statements in the first paragraph under the risk factor set forth under “Other Risks” in, and the statements related to release of the lockup agreements, the sentences related to concession and reallowance figures, the statements relating to RBC Capital Markets Corporation’s grant of indemnities relating to an advertisement involving the Offering and the statements relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership, the General Partner or BreitBurn Energy by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f)            The Partnership, the General Partner and BreitBurn Energy shall indemnify and hold harmless RBC Capital Markets Corporation (including its directors, officers and employees) and each person, if any, who controls RBC Capital Markets Corporation within the meaning of Section 15 of the Securities Act (“RBC Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the RBC Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any of the Partnership, the General Partner or BreitBurn Energy for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the

Partnership, the General Partner and BreitBurn Energy shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the RBC Entities.  The Partnership, the General Partner and BreitBurn Energy shall reimburse the RBC Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9.             Defaulting Underwriters.  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement (otherwise than by reason of any default on the part of the Partnership, the General Partner or BreitBurn Energy), the Representatives of the Underwriters shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Partnership such amounts as may be agreed upon and upon the terms set forth herein, the Firm Units or Option Units, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Firm Units or Option Units, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then  (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Firm Units or Option Units, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Units or Option Units, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Partnership or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Partnership, except that the Partnership, the General Partner and BreitBurn Energy will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 11.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership, the General Partner or BreitBurn Energy for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.           Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership, the General Partner and BreitBurn Energy prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 6(i) or 6(j) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11.           Reimbursement of Underwriters’ Expenses.  If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Partnership, the General Partner or BreitBurn Energy to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by any of the Partnership, the General Partner or BreitBurn Energy is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership, the General Partner and BreitBurn Energy will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership, the General Partner and BreitBurn Energy shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership, the General Partner and BreitBurn Energy shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.           Research Analyst Independence.  Each of the Partnership, the General Partner and BreitBurn Energy acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership or the offering of the Units that differ from the views of their respective investment banking divisions.  Each of the Partnership, the General Partner and BreitBurn Energy hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership, the General Partner and BreitBurn Energy may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership, the General Partner and BreitBurn Energy by such Underwriters’ investment banking divisions.  Each of the Partnership, the General Partner and BreitBurn Energy acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.           No Fiduciary Duty.  Each of the Partnership, the General Partner and BreitBurn Energy acknowledges and agrees that in connection with this offering and  sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any of the Partnership, the General Partner or BreitBurn Energy and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership, the General Partner or BreitBurn Energy including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership, the General Partner or BreitBurn Energy, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to any of the Partnership, the General Partner or

BreitBurn Energy shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership, the General Partner and BreitBurn Energy.  Each of the Partnership, the General Partner and BreitBurn Energy hereby waives and releases, to the fullest extent permitted by law, any claims that any such entity may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of Units.

14.           Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to RBC Capital Markets Corporation, c/o RBC Capital Markets, Attn: Joe Morea, Syndicate Directors, One Liberty Plaza, 165 Broadway, New York, New York 10006-1404 (Fax:  212.428.6260);

(b)           if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Halbert S. Washburn (Fax: 213.225.5916);

(c)           if to the General Partner, shall be delivered or sent by mail or facsimile transmission to BreitBurn GP, LLC, 515 South Flower Street, Suite 4800, Los Angeles, California 90071, Attention: Halbert S. Washburn (Fax: 213.225.5916); and

(d)           if to BreitBurn Energy, shall be delivered or sent by mail or facsimile transmission to BreitBurn Energy Company LP, 515 South Flower Street, Suite 4800, Los Angeles, California 90071, Attention: Halbert S. Washburn (Fax: 213.225.5916);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Underwriter care of the Representatives at the following address: One Liberty Plaza, 165 Broadway, New York, NY 10006.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The BreitBurn Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

15.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership, the General Partner and BreitBurn Energy and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership, the General Partner and BreitBurn Energy contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors and managers of the Partnership, the General Partner and BreitBurn Energy, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.           Indemnity Agreement.  The parties hereto acknowledge that they have executed and delivered that certain indemnity agreement attached hereto as Exhibit E.

17.           Survival.  The respective indemnities, representations, warranties and agreements of the Partnership, the General Partner, BreitBurn Energy and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18.           Definition of the Terms “Business Day” and “Subsidiary.”  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

19.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between BreitBurn Parties, Provident and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC
its General Partner

By:	/s/ HALBERT S. WASHBURN
	Name:	Halbert S. Washburn
	Title:	Co-Chief Executive Officer

BREITBURN GP, LLC

By:	/s/ RANDALL H. BREITENBACH
	Name:	Randall H. Breitenbach
	Title:	Co-Chief Executive Officer

BREITBURN ENERGY COMPANY L.P.

By:	PRO GP CORP.
its General Partner

By:	/s/ RANDALL J. FINDLAY
	Name:	Randall J. Findlay
	Title:	President

Accepted:

RBC CAPITAL MARKETS CORPORATION

By:	/s/ BRETT PANCAMO
Authorized Representative

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ SEAN DOLAN
Authorized Representative

For themselves and as Representatives of the
Underwriters named in Schedule I hereto

SCHEDULE I

Underwriters	Number of Firm Units
RBC Capital Markets Corporation.	1,800,000
Citigroup Global Markets Inc.	1,800,000
Credit Suisse Securities (USA) LLC.	720,000
A.G. Edwards & Sons, Inc.	600,000
Wachovia Capital Markets, LLC.	600,000
Deutsche Bank Securities Inc.	360,000
Canaccord Adams Inc.	120,000
Total	6,000,000

SCHEDULE II

Subsidiary	Jurisdiction of Formation	Foreign Qualifications

Phoenix Production Company	Wyoming	None
Preventive Maintenance Service LLC	Colorado	Wyoming
Alamitos Company LLC	Delaware	California
Alamitos Company	California	None

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Randall H. Breitenbach

Halbert S. Washburn

Gregory Armstrong

Thomas W. Buchanan

Randall J. Findlay

Grant D. Billing

John R. Butler, Jr.

Gregory J. Moroney

Charles S. Weiss

Executive Officers

James G. Jackson

Bruce D. McFarland

Lawrence C. Smith

Chris E. Williamson

SCHEDULE IV

Additional Information in Pricing Disclosure Package

Price to public per unit:  $18.50

Execution Copy

EXHIBIT A

LOCK-UP LETTER AGREEMENT

RBC Capital Markets Corporation

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o RBC Capital Markets Corporation

One Liberty Plaza, 165 Broadway

New York, New York 10006

Ladies and Gentlemen:

The undersigned understands that you (the “Representatives”) and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in BreitBurn Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Representatives on behalf of the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause, or otherwise attempt to cause, to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives waive such extension in writing.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Representatives that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will  proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:

Dated:

A-2

Execution Copy

EXHIBIT B

FORM OF OPINION OF VINSON & ELKINS L.L.P.

1.             Formation and Qualification.  Each of the BreitBurn Parties organized under the laws of the State of Delaware (the “BreitBurn Delaware Parties”), has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of the State of Delaware with full power and authority necessary to enter into the Transaction Documents to which it is a party.  Each of the BreitBurn Delaware Parties has full power and authority necessary to own or lease its properties to be owned or leased at the Initial Delivery Date, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Initial Delivery Date, in each case in all material respects as described in the most recent Preliminary Prospectus.  Each of the BreitBurn Delaware Parties is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction as set forth on Annex 1 to this opinion.

2.             Power and Authority to Act as General Partner.  Each of the General Partner and the OLP GP has, and as of each Delivery Date will have, full limited liability company power and authority to act as general partner of the Partnership and the Operating LP, respectively, in all material respects as described in the Registration Statement and Prospectus.

3.             Ownership of BMC.  BEC owns 4.45% of the issued and outstanding membership interests in BMC; Pro LP owns 95.15% of the issued and outstanding membership interests in BMC; and Pro GP owns .4% of the issued and outstanding membership interests in BMC.  Such membership interests have been duly authorized and validly issued in accordance with the BMC LLC Agreement and are fully paid (to the extent required by the BMC LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and BEC, Pro LP and Pro GP own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BEC, Pro LP or Pro GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

4.             Ownership of the General Partner.  BMC owns 100% of the issued and outstanding membership interests in the General Partner.  Such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and BMC owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming BMC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

5.             Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

6.             Ownership of the Sponsor Units.  Pro GP owns              Common Units, Pro LP owns            Common Units, and BEC owns 702,933 Common Units (collectively, the “Sponsor Units”).  Such limited partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).  Pro GP, Pro LP and BEC will own their respective Sponsor Units free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Pro GP, Pro LP or BEC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or any credit facilities to which Pro GP, Pro LP or BEC is a party.

7.             Ownership of the OLP GP by the Partnership.  The Partnership is the sole member of the OLP GP with a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP Agreement and is fully paid (to the extent required by the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Credit Facility.

8.             Ownership of the General Partner Interests in the Operating LP.  The OLP GP is the general partner of the Operating LP with a 0.001% general partner interest; such general partner interest has been duly authorized and validly issued in accordance with the OLP Agreement; and the OLP GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLP GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, the OLP Agreement or the Credit Facility.

9.             Ownership of the Limited Partner Interests in the Operating LP.  The Partnership owns a 99.999% limited partner interest in the Operating LP; such interest has been duly authorized and validly issued in accordance with the OLP Agreement, and are fully paid (to the extent required under the OLP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).  The Partnership owns such interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Credit Facility.

10.           Ownership of BreitBurn Subsidiary.  The Operating LP owns 100% of the membership interests in Alamitos Company LLC; such membership interests have been duly authorized and validly issued in accordance with the Subsidiary LLC Agreement of Alamitos Company LLC and are fully paid (to the extent required under such Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating LP owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating LP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Credit Facility.

11.           Capitalization.  At the Initial Delivery Date, after giving effect to the Transactions and the Offering, the issued and outstanding Common Units of the Partnership will consist of 21,975,758 Common Units (including 15,975,758 Sponsor Units).  Other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued or outstanding at each Delivery Date.

12.           Valid Issuance of the Units.  The Units to be issued and sold by the Partnership to the Underwriters and the limited partner interests represented thereby have been duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment thereof as provided in accordance with the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

13.           No Preemptive Rights, Registration Rights or Options.  Except as identified in the most recent Preliminary Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the BreitBurn MLP Parties in each case pursuant to the Partnership Agreement, the GP LLC Agreement, the OLP GP Agreement, the OLP Agreement or any other agreement or instrument listed as an exhibit to the Registration Statement or otherwise known to such counsel, in either case to which any of the BreitBurn MLP Parties is a party or by which any of them may be bound.  To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than rights which have been waived.

14.           Authority and Authorization.  The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement, and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.  All corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the BreitBurn Delaware Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the Sponsor Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by the Underwriting Agreement and the Operative Agreements has been validly taken.

15.           Authorization, Execution and Delivery of the Underwriting Agreement.  The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Partnership, the General Partner and BreitBurn Energy.

16.           Authorization, Execution, Delivery and Enforceability of Certain Agreements.

(a)           The Transaction Documents have been duly authorized, executed and delivered by the BreitBurn Delaware Parties that are parties thereto and are valid and legally binding agreements of those parties, enforceable against them in accordance with their respective terms;

(b)           the Partnership Agreement has been duly authorized, executed and delivered by the General Partner as the general partner and by Pro GP and Pro LP as limited partners, and is a valid and legally binding agreement of each of the General Partner, Pro GP, and Pro LP, enforceable against each of the General Partner, Pro GP, and Pro LP in accordance with its terms;

(c)           the BMC LLC Agreement has been duly authorized, executed and delivered by Pro GP and Pro LP and is a valid and legally binding agreement of each of Pro GP and Pro LP, enforceable against Pro GP and Pro LP in accordance with its terms;

(d)           the GP LLC Agreement has been duly authorized, executed and delivered by BMC and is a valid and legally binding agreement of BMC, enforceable against BMC in accordance with its terms;

(e)           the OLP GP Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(f)            The OLP Agreement has been duly authorized, executed and delivered by the OLP GP as the general partner and by the Partnership as the limited partner and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against each of the OLP GP and the Partnership in accordance with its terms;

provided that, with respect to each agreement described in this paragraph 16, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

17.           No Conflicts.  None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the BreitBurn Parties that are parties thereto or (iii) the consummation of any other transactions contemplated by the Underwriting Agreement or the Operative Agreements (including the Transactions) or the fulfillment of the terms hereof or thereof, conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the BreitBurn Parties pursuant to (x) the Organizational Documents of any of the BreitBurn Delaware Parties, (y) the Transaction Documents and any other agreement filed as an exhibit to the Registration Statement and any agreement or instrument that the Partnership certifies is material as listed as an exhibit to such counsel’s opinion; or (z) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law or federal law, or any judgment, order or decree known to such counsel of any federal or Delaware court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the BreitBurn Delaware Parties or any of their properties or assets, which breaches, violations, defaults or liens, in the case of clauses (y) or (z) would reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the BreitBurn Delaware Parties to perform their obligations under the Underwriting Agreement or the Operative Agreements.

18.           No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal or Delaware court, governmental agency or body having jurisdiction over any of the BreitBurn Parties or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution and delivery of this Agreement and the Operative Agreements by the BreitBurn Parties that are parties thereto or the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Transaction Documents and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or (v) as disclosed in the Preliminary Prospectus.

19.           Effectiveness of Registration Statement.  The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein.  To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

20.           Form of Registration Statement and Prospectus.  The Registration Statement, on the Effective Date and on the applicable Delivery Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.

21.           Description of Common Units.  The statements made in the Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions—How We Make Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), constitute accurate summaries of the terms of such Common Units in all material respects.

22.           Descriptions and Summaries.  The statements made in the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of our Partnership Agreement,” and “Investment in our Company by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.  The description of the federal statutes and regulations set forth in the Prospectus under “Business—Operations—Environmental Matters and Regulations” and “Business—Operations—Other Regulations of the Oil and Gas Industry” fairly describe in all material respects the portions of the federal statutes and regulations addressed thereby.

23.           Tax Matters.  The statements made in the Prospectus under the caption “Material Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects; and the opinion of such counsel filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

24.           Investment Company.  None of the BreitBurn MLP Parties is and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be an “investment company” within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

25.           Material Contracts.  To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the BreitBurn MLP Parties is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Rules and Regulations.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the BreitBurn Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by the federal laws of the United States of America and the Delaware LP Act, Delaware LLC Act and the Delaware General Corporation Law, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the BreitBurn Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Schedule II (each of which shall be dated as of a date not more than fourteen days prior to the Initial Delivery Date and shall be provided to you) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the BreitBurn Parties may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the BreitBurn Parties, the independent public accountants of the Partnership, the Reserve Engineers and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that

(A)          the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)           the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C)           the Prospectus, as of its issue date and as of such applicable Delivery Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial, accounting, statistical and reserve information, included in, or excluded from, the Registration Statement or the Prospectus or the Pricing Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

Execution Copy

EXHIBIT C

FORM OF OPINION OF [APPLICABLE STATE] LOCAL COUNSEL

1.             Formation and Qualification.  [California and Wyoming:] Each of [applicable BreitBurn Subsidiary/ BEC] organized under the laws of [applicable state] has been duly formed and is validly existing and is in good standing as a limited liability company or corporation, as applicable, under the laws of the State of [applicable state] with full power and authority necessary to enter into the Transaction Documents to which it is a party, to own or lease its properties to be owned or leased at the Initial Delivery Date, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Initial Delivery Date, in each case in all material respects as described in the most recent Preliminary Prospectus.  Each of the [applicable BreitBurn Subsidiary/ BEC] is duly qualified to do business and in good standing as a foreign limited liability company or foreign corporation, as applicable, in each jurisdiction as set forth on Annex 1 to this opinion.

2.             Ownership of BreitBurn Subsidiary.

[California and Wyoming:]  The Operating LP owns 100% of the outstanding capital stock in [applicable BreitBurn Subsidiary]; such stock has been duly authorized and validly issued in accordance with the organizational documents of [the applicable BreitBurn Subsidiary] and are fully paid and nonassessable; and the Operating LP owns such stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of [applicable state] naming the Operating LP as debtor is on file as of a recent date in the office of the Secretary of State of the State of [applicable state] or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the [applicable state corporate law], other than those arising in connection with the Credit Facility.

3.             [Colorado:]  The Operating LP owns 100% of the membership interests in Preventative Maintenance Service LLC; such membership interests have been duly authorized and validly issued in accordance with the Subsidiary LLC Agreement of Preventative Maintenance Service LLC and are fully paid (to the extent required under such Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section          of the [Colorado LLC Act]); and the Operating LP owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Facility (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Colorado naming the Operating LP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the [Colorado LLC Act].

4.             [California counsel only] Authorization, Execution, Delivery and Enforceability of Certain Agreements.

(a)           The Transaction Documents that BEC is a party to have been duly authorized, executed and delivered by and are valid and legally binding agreements of BEC, enforceable against BEC in accordance with their terms;

(b)           The Partnership Agreement has been duly authorized, executed and delivered by BEC as limited partner, and is a valid and legally binding agreement of each of the General Partner and BEC, enforceable against each of the General Partner and BEC in accordance with its terms;

(c)           The BMC LLC Agreement has been duly authorized, executed and delivered by BEC and is a valid and legally binding agreement of BEC, enforceable against BEC in accordance with its terms;

provided that, with respect to each agreement described above the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

5.             No Conflicts.  None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the BreitBurn Parties and the Operative Agreements by the BreitBurn Parties and BreitBurn Subsidiaries that are parties thereto or (iii) the consummation of any other transactions contemplated by the Underwriting Agreement or the Operative Agreements (including the Transactions) or the fulfillment of the terms hereof or thereof, conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the BreitBurn Parties or the BreitBurn Subsidiaries pursuant to (x) [applicable BreitBurn Subsidiary/ BEC organizational documents], (y) the Transaction Documents, any other agreement filed as an exhibit to the Registration Statement and any agreement or instrument that the Partnership certifies is material as listed as an exhibit to such counsel’s opinion, or (z) the [applicable state LP Act], the [applicable state LLC Act], the [applicable state corporate law] or any rule or regulation, or any judgment, order or decree known to such counsel of any [applicable state] court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the BreitBurn Parties or BreitBurn MLP Parties or any of their properties or assets, which breaches, violations, defaults or liens, in the case of clauses (y) and (z) would reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the BreitBurn Parties or the BreitBurn Subsidiaries to perform their obligations under the Underwriting Agreement or the Operative Agreements.

6.             No Consents.  [California and Wyoming:] No permit, consent, approval, authorization, order, registration, filing or qualification of or with any [applicable state] court, governmental agency or body having jurisdiction over any of the BreitBurn Parties or the BreitBurn Subsidiaries or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution and delivery of this

Agreement by the BreitBurn Parties and the Operative Agreements by the BreitBurn Parties and the BreitBurn Subsidiaries that are parties thereto or the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) except (i) for such consents which have been obtained or made, (ii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Transaction Documents and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect upon the operations conducted by the Partnership in [applicable state], or (iv) as disclosed in the Preliminary Prospectus.

7.             Conveyances.  [California and Wyoming:] Each of the conveyances that is part of the Transactions that relates to the transfer of property in the State of [applicable state], assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the laws of the State of [applicable state] and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of [applicable state], enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of those conveyances is in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the assets located in the State of [applicable state], as described in the Contribution Documents, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in most recent Preliminary Prospectus and the Prospectus, except motor vehicles or other property requiring conveyance of certificated title, as to which the conveyances are legally sufficient to compel delivery of such certificated title.

8.             Form of Deeds and Assignments.  [California and Wyoming:] Each of the Contribution Documents that is a deed or real property assignment (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [applicable state], to the extent such recordation is required to evidence title to the properties covered thereby in the transferee or successor, as the case may be, thereunder, and, upon proper recordation of any of such deeds, real property assignments, as the case may be, in the State of [applicable state], will constitute notice to all third parties under the recordation statutes of the State of [applicable state] concerning record title to the assets transferred thereby; recordation in the office of the [insert applicable office] for each county in which any BreitBurn Party or BreitBurn Subsidiary owns property is the appropriate public office in the State of [applicable state] for the recordation of deeds and assignments of interests in real property located in such county.

9.             Permits.  [California and Wyoming:] To the knowledge of such counsel, each of the BreitBurn Parties and BreitBurn Subsidiaries has such Permits as are necessary under the laws of the State of [applicable state] to own its properties and to conduct its business in the State of [applicable state] in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the BreitBurn Parties and BreitBurn Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the BreitBurn Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of [applicable state], excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraph (2) rely upon certificates of foreign qualification provided by the Secretary of State of [applicable state] (each of which shall be dated as of the date not more than fourteen days prior to such applicable Delivery Date and provided to you.)

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

EXHIBIT D

FORM OF OPINION OF CANADIAN COUNSEL

1.             Formation.  Provident has been duly formed and is validly existing under the laws of the Province of Alberta as an open-ended unincorporated investment trust.

2.             Authority and Authorization.  All organizational action required to be taken by Provident, the board of directors of Provident Energy Ltd on behalf of Provident, its trustee and its equityholders for the execution and delivery of the Omnibus Agreement and the consummation by Provident of the transactions contemplated by the Omnibus Agreement have been validly taken.

3.             Authorization, Execution and Delivery of Omnibus Agreement.  The Omnibus Agreement has been duly authorized, executed and delivered by Provident.

4.             No Conflicts.  None of the execution, delivery and performance of the Omnibus Agreement by Provident or the consummation of any of the transactions contemplated by the Omnibus Agreement or the fulfillment of the terms thereof conflict with or will conflict with, result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or imposition of any lien, charge or encumbrance upon any property or assets of Provident pursuant to (x) any organizational documents of Provident, (y) the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Provident is a party or by it or any of its properties may be bound or (z) any statute, law, rule or regulation of the Province of Alberta or any federal Canadian law or any judgment, order, injunction or decree of any provincial court in the Providence of Alberta or Canadian federal court, governmental agency or body or arbitrator having jurisdiction over Provident or any of its properties or assets, except, in the case of clauses (y) and (z), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of Provident to perform its obligations under this Agreement or the Omnibus Agreements.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of Provident and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of Canada and the Province of Alberta excepting therefrom municipal and local ordinances and regulations, and (D) state that they express no opinion with respect to (i) foreign or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property.

D-1

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

D-2

EXHIBIT E

INDEMNITY AGREEMENT

September 15, 2006

BreitBurn Energy Partners L.P.
515 South Flower Street, Suite 4800

Los Angeles, California 90071

Ladies and Gentlemen:

In connection with the proposed offering by BreitBurn Energy Partners L.P. of up to 6,000,000 Common Units (the “Offering”) contemplated by that certain Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the BreitBurn Parties and the Underwriters named in Schedule 1 thereto (excluding RBC Capital Markets Corporation, the “Underwriters”), RBC Capital Markets Corporation (“RBC”) makes the representations, warranties and agreements set forth herein.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Underwriting Agreement.  The rights and obligations set forth in this Agreement shall become effective upon the later of (i) the effectiveness of the registration statement on Form S-1 relating to the Offering and (ii) the execution of the Underwriting Agreement by all parties thereto, provided that RBC is at such time serving as joint bookrunning manager of the Offering, and this Agreement shall terminate if the securities to be sold in the Offering are sold without RBC serving in the capacity of joint bookrunning manager.

1.             RBC acknowledges that the publication and distribution by RBC of the Tombstone (as defined below) were not authorized by any of the BreitBurn Parties nor did any of the BreitBurn Parties have any knowledge of the Tombstone prior to the publication and distribution thereof.

2.             (a)           RBC shall indemnify and hold harmless each of the BreitBurn Parties, its directors, officers, employees and agents and each person, if any, who controls any BreitBurn Party within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that BreitBurn Party, director, officer, employee, agent or controlling person may become subject, under the Act or otherwise,  insofar as such loss, claim, damage, liability or action, including rescission actions, arise out of or are based upon the publication by RBC of the tombstone advertisement in the August 2006 Oil and Gas Financial Journal and in conference materials for the Colorado Oil & Gas Association Conference, which was held August 7-9, 2006 (the “Tombstone”), and the subsequent distribution thereof, and shall reimburse each indemnified party promptly upon demand for any legal or other expenses reasonably incurred by that BreitBurn Party, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such action, investigation, loss, claim or liability, or in responding to a subpoena or governmental inquiry related to the publication or distribution of the Tombstone, whether or not such BreitBurn Party, director, officer, employee, agent or controlling person is a party to any action or proceeding, as such expenses are incurred.

(b)           Promptly after receipt by an indemnified party under this Section 2 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 2, notify the indemnifying party in writing of the claim or the commencement of that action; but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 2(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the indemnified party or parties arising out of any rescission or other actions.

(c)           If the indemnification provided for in this Section 2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions, including rescission actions, in respect thereof) referred to therein, then RBC shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions, including rescissions actions, in respect thereof in such proportion as is appropriate to reflect the relative fault of the BreitBurn Parties on the one hand and RBC on the other in connection with the publication and distribution by RBC of the Tombstone, as well as any other relevant equitable considerations.  The relative fault between the indemnified parties and RBC and its affiliates shall be determined by reference to, among other things, the identity of the party that distributed the Tombstone. Solely for purposes of this subsection (c), the parties agree that the determination to offer and/or sell the Units or any other securities of the Partnership to a recipient of the Tombstone has not been made by any indemnified party and that no fault shall be attributed to any indemnified party as a result of the decision to offer and/or sell such securities to a recipient of the Tombstone.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, including rescission actions, in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, other than legal or other expenses incurred by the indemnified party in defending such action or claim in the event the indemnified party elects to participate in such defense with its own counsel.

(d)           The obligations of RBC under this Section 2 shall be in addition to any liability which it may otherwise have to any BreitBurn Party and to any officer, director, employee, agent or controlling person of that BreitBurn Party.

3.             All communications hereunder will be in writing and effective only on receipt, and, if sent to RBC, will be mailed, delivered or sent by facsimile transmission to RBC Capital Markets Corporation, c/o RBC Capital Markets, Attn: Joe Morea, Syndicate Directors, One Liberty Plaza, 165 Broadway, New York, New York 10006-1404 (Fax:  212.428.6260); if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission to Citigroup Global Capital Markets Inc., 388 Greenwich Street, 34th Floor, New York, New York 10013 (Fax: 646.862.8933); if sent to the BreitBurn Energy Partners L.P., will be mailed, delivered or sent by facsimile transmission to 515 South Flower Street, Suite 4800, Los Angeles, California 90071, Attention: Halbert S. Washburn (Fax: 213.225.5916); if sent to the BreitBurn GP, LLC, will be mailed, delivered or sent by facsimile transmission to 515 South Flower Street, Suite 4800, Los Angeles, California 90071, Attention: Halbert S. Washburn (Fax: 213.225.5916); or, if sent to BreitBurn Energy Company LP, will be mailed, delivered or sent by facsimile transmission to 515 South Flower Street, Suite 4800, Los Angeles, California 90071, Attention: Halbert S. Washburn (Fax: 213.225.5916).

4.             This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to herein and in Section 8 of the Underwriting Agreement, and no other person will have any right or obligation hereunder.

5.             If any provision of this letter agreement is held to be illegal, invalid or unenforceable, the provision shall be fully severable; this letter agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never comprised a part of this letter agreement, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this letter agreement.  Furthermore, in lieu of the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and, as changed or amended, continue to reflect the original intent of the parties hereto.

6.             Subject to the first paragraph of this Agreement, the obligations to indemnify and hold harmless, or to contribute, pursuant to this Agreement shall survive indefinitely.

7.             This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

This letter agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Very truly yours,

RBC CAPITAL MARKETS CORPORATION

By:
Name:
Title:

ACCEPTED:
BreitBurn Energy Partners L.P.

By:	BREITBURN GP, LLC
its General Partner

By:
Name: Halbert S. Washburn
Title: Co-Chief Executive Officer

BreitBurn GP, LLC

By:
Name: Halbert S. Washburn
Title: Co-Chief Executive Officer

BreitBurn Energy Company L.P.

By:	PRO GP CORP.
its General Partner

By:
Name: Randall J. Findlay
Title: